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                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-09983, 333-30623, 333-30627, 333-32691, 333-58193, 333-
65043) pertaining to the 1996 Board of Directors Stock Option Plan, the 1993 Long-Term Incentive Plan, Employee Stock Purchase Plan of Quantum Corporation, and the 1996 and 1997 ATL Products, Inc. Stock Incentive Plan, and the Registration Statement (Form S-3, No. 333-29525) filed June 19, 1997, as amended on July 24, 1997, and related prospectus pertaining to the registration of debt securities, common stock, and rights of our reports dated April 24, 2000, with respect to the consolidated financial statements and schedule of Quantum Corporation, the combined financial statements and schedule of the DLT & Storage Systems group of Quantum Corporation and the combined financial statements and schedule of the Hard Disk Drive group of Quantum Corporation, included in Quantum Corporation's Annual Report (Form 10-
K) for the year ended March 31, 2000.

                                          /s/ Ernst & Young LLP

Palo Alto, California
June 26, 2000